As filed with the Securities and Exchange Commission on November 16, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Solar Capital Ltd.

(Exact name of registrant as specified in its charter)

Maryland	26-1381340
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Park Avenue New York, NY	10022
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-172968

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.75% Senior Notes due 2042	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered

The class of securities to be registered hereby are 6.75% Senior Notes due 2042 (the “Notes”) of Solar Capital Ltd., a Maryland corporation (the “Registrant”).

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Our Debt Securities” in the Registrant’s Prospectus dated July 10, 2012 included in the Registration Statement on Form N-2 (Registration No. 333-172968) as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the information under the heading “Specific Terms of the Notes and the Offering” in the Registrant’s Prospectus Supplement dated November 8, 2012, as filed with the Commission on November 9, 2012 pursuant to Rule 497 under the Securities Act. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2.	Exhibits

4.1	Indenture, dated as of November 16, 2012, between Solar Capital Ltd. and U.S. Bank National Association, as trustee*

4.2	First Supplemental Indenture, dated November 16, 2012, relating to the 6.75% Senior Notes due 2042, between Solar Capital Ltd. and U.S. Bank National Association, as trustee*

4.3	Form of 6.75% Senior Notes due 2042 (contained in the First Supplemental Indenture incorporated by reference herein as Exhibit 4.2)*

*	Previously filed in connection with Solar Capital Ltd.’s Post-Effective Amendment No. 6 to its Registration Statement on Form N-2 (File No. 333-172968) filed on November 16, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 16, 2012

SOLAR CAPITAL LTD.

By:	/s/ Richard Peteka
Name: Richard Peteka
Title: Chief Financial Officer